As filed with the Securities and Exchange Commission on April 19, 2021
Registration No. 333-254140

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ASURE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	7373 (Primary Standard Industrial Classification Code Number)	74-2415696 (I.R.S. Employer Identification No.)
3700 N. Capital of Texas Hwy #350
Austin, Texas 78746
(512) 437-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Patrick Goepel
Chief Executive Officer
3700 N. Capital of Texas Hwy #350
Austin, Texas 78746
(512) 437-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Katheryn A. Gettman, Esq.
Cozen O’Connor, P.C.
33 South 6th Street, Suite 3800
Minneapolis, Minnesota 55402
(612) 260-9080
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied up on in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer) ☐

EXPLANATORY NOTE
Asure Software, Inc. is hereby filing this Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-254140), originally filed on March 11, 2021 (as amended, the “Registration Statement”), as an exhibit only filing to file the consent of Marcum LLP filed herewith as Exhibit 23.1 in order to update the Consent originally filed with the Registration Statement. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement, and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

ITEM 21.   Exhibits.
Exhibit No.	Description
3.1(1)	Restated Certificate of Incorporation
3.2(2)	Certificate of Amendment to the (Restated) Certificate of Incorporation
3.3(3)	Third Amended and Restated Bylaws
3.4(4)	Amendment No. 1 to the Third Amended and Restated Bylaws
4.1(5)	Form of Common Stock Certificate
4.2(6)	Description of the Company’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.
5.1***	Opinion of Cozen O’Connor P.C.
23.1**	Consent of Marcum LLP
23.2***	Consent of Cozen O’Connor P.C. (included in Exhibit 5.1)
24.1***	Power of Attorney (included on signature page to Registration Statement on Form S-4 (No. 333-254140) filed with the SEC on March 11, 2021)

(1)
Filed on May 11, 2017 as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017.

(2)
Filed on June 1, 2020, as Exhibit 3.1 to our Current Report on Form 8-K.

(3)
Filed on November 9, 2018, as Exhibit 3.1 to our Quarterly Report on Form 10-Q dated September 30, 2018.

(4)
Filed on April 6, 2020, as Exhibit 3.1 to our Current Report on Form 8-K.

(5)
Filed on December 13, 2012, as Exhibit 4.1 to our Registration Statement on Form S-3 (No. 333-185448).

(6)
Filed on March 16, 2020, as Exhibit 4.6 to our Annual Report on Form 10-K, dated December 31, 2019.

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**
Filed herewith.

***
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on April 19, 2021.
ASURE SOFTWARE, INC.
/s/ Patrick Goepel Patrick Goepel Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Patrick Goepel Patrick Goepel	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	April 19, 2021
* John Pence	Chief Financial Officer (Principal Financial and Accounting Officer)	April 19, 2021
* Daniel Gill	Lead Independent Director	April 19, 2021
* Benjamin Allen	Director	April 19, 2021
* W. Carl Drew	Director	April 19, 2021
* Grace Lee	Director	April 19, 2021
* Bradford Oberwager	Director	April 19, 2021

Signature	Title	Date
* Bjorn Reynolds	Director	April 19, 2021
*By: /s/ Patrick Goepel Patrick Goepel Attorney-in-Fact